UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015 (May 20, 2015)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering and Indenture

On May 27, 2015, Harman International Industries, Incorporated, a Delaware corporation (the “Company”), completed a public offering of €350,000,000 aggregate principal amount of 2.000% Senior Notes due 2022 (the “Notes”), through its wholly-owned finance subsidiary, Harman Finance International, S.C.A., incorporated under the laws of the Grand Duchy of Luxembourg as a corporate partnership limited by shares (société en commandite par actions) (the “Issuer”). The Notes, which were issued by the Issuer, are fully and unconditionally guaranteed by the Company.

The Notes were issued under an Indenture (the “Base Indenture”), dated as of May 27, 2015, by and among the Issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 27, 2015, by and among the Issuer, the Company, as guarantor, and the Trustee, establishing the terms and providing for the issuance of the Notes (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The First Supplemental Indenture and Form of Note, which is included therein, provide, among other things, that the Notes bear interest at a rate of 2.000% per year, payable annually in arrears on May 27 of each year, commencing on May 27, 2016, and will mature on May 27, 2022. All payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euros, subject to certain exceptions if the euro is unavailable.

The Issuer estimates that the net proceeds from the offering of the Notes will be approximately €346.2 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Issuer intends to lend the net proceeds from this offering of the Notes to one or more subsidiaries of the Company, which in turn will result in the repayment of a portion of the current balance of the Company’s revolving credit facility and the financing for the acquisition of certain assets of the Bang & Olufsen Automotive audio business with the balance, if any, to be used by such subsidiaries for general corporate purposes.

At any time prior to February 27, 2022, the Issuer will have the right to redeem the Notes, in whole or in part from time to time, at the Issuer’s option, at a “make-whole” redemption price, plus accrued and unpaid interest. At any time on or after February 27, 2022, the Issuer may redeem the Notes, in whole or in part from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest. The Issuer will also have the right to redeem all, but not part, of the Notes in the event of certain changes in the tax laws of a relevant taxing jurisdiction at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest. The Issuer is required to offer to repurchase the Notes for cash at a price of 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, upon the occurrence of a change of control triggering event.

The Indenture provides that the Issuer will, subject to certain exceptions and limitations set forth in the Indenture, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by the Issuer of the principal of and interest on the Notes to a holder, after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by a relevant taxing jurisdiction, will not be less than the amount provided in the Notes to be then due and payable.

The Indenture contains covenants that, subject to certain exceptions, limit the Company’s ability to: (i) incur indebtedness secured by principal properties, (ii) enter into certain sale and leaseback transactions with respect to principal properties and (iii) enter into certain mergers, consolidations and transfers of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis. In addition, the Indenture requires that the Company own, directly or indirectly, 100% of the capital stock of the Issuer, and limits the Issuer’s ability to enter into certain mergers, consolidations and transfers of all or substantially all of its assets.

The Indenture also contains customary events of default. If an event of default occurs and is continuing with respect to any series of the Notes, then the Trustee may, and at the direction of the holders of at least 25% in aggregate principal amount of outstanding Notes shall, declare the principal amount plus accrued and unpaid interest, if any, on the Notes to be due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization of the Issuer, the Company or any significant subsidiary of the Company, the principal amount plus accrued and unpaid interest, if any, on the Notes will become due and payable immediately.

The description of the Indenture set forth above is qualified by reference to the Base Indenture and the First Supplemental Indenture, filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

On May 20, 2015, the Issuer and the Company entered into an underwriting agreement (the “Underwriting Agreement”) with each of HSBC Bank plc, J.P. Morgan Securities plc, and UniCredit Bank AG, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of the Notes. The offering of the Notes has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Issuer’s and the Company’s Registration Statement on Form S-3ASR (Registration Nos. 333-203760-01 and 333-203760), as supplemented by the Prospectus Supplement dated May 20, 2015 relating to the Notes, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 21, 2015.

The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated May 20, 2015, by and among Harman Finance International, S.C.A. and Harman International Industries, Incorporated, as guarantor, and HSBC Bank plc, J.P. Morgan Securities plc, and UniCredit Bank AG, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 27, 2015, by and among Harman Finance International, S.C.A., Harman International Industries, Incorporated, as guarantor, and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of May 27, 2015, by and among Harman Finance International, S.C.A., Harman International Industries, Incorporated, as guarantor, and U.S. Bank National Association, as trustee.

4.3	Form of 2.000% Senior Note due 2022 (included in Exhibit 4.2).

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

5.2	Opinion of Loyens & Loeff Luxembourg S.à r.l.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2	Consent of Loyens & Loeff Luxembourg S.à r.l. (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: May 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 20, 2015, by and among Harman Finance International, S.C.A. and Harman International Industries, Incorporated, as guarantor, and HSBC Bank plc, J.P. Morgan Securities plc, and UniCredit Bank AG, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 27, 2015, by and among Harman Finance International, S.C.A., Harman International Industries, Incorporated, as guarantor, and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of May 27, 2015, by and among Harman Finance International, S.C.A., Harman International Industries, Incorporated, as guarantor, and U.S. Bank National Association, as trustee.

4.3	Form of 2.000% Senior Note due 2022 (included in Exhibit 4.2).

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

5.2	Opinion of Loyens & Loeff Luxembourg S.à r.l.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2	Consent of Loyens & Loeff Luxembourg S.à r.l. (included in Exhibit 5.2).